UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PAY MY TIME LTD

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation or organization)

7372

(primary Standard Industrial Classification Code Number)

Not applicable

(IRS Employer ID No.)

30, Percy Street, London W1T2DB

United Kingdom

(Address of principal offies) (zip code)

+4402074671700

(Registrant’s telephone number, including area code)

Robert L. B. Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

(808) 573-6163

From time to time following the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer (Do not check if a smaller reporting company) [  ] Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Ordinary Shares offered by the Company	500,000	$10.00	$5,000,000	$579.50

Ordinary Shares offered by Selling Shareholders	1,000,000	$10.00	$10,000,000	$1,159.00

Total	1,500,000	$10.00	$15,000,000	$1,738.50

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Explanatory Note

The purpose of this Amendment #2 to the Form S-1 Registration Statement filed on April 6 , 2017 is to make revisions and amendments based upon the Commission’s comment letter dated April 26 , 2017 and to update the registrant’s financial information .

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PAY MY TIME LTD

500,000 Ordinary Shares

1,000,000 Selling Shareholder Ordinary Shares

This is the initial offering of ordinary shares of Pay My Time Ltd and no public market currently exists for the securities being offered. We are offering for sale a total of 500,000 Ordinary Shares at a fixed price of $10.00 per share. In addition, selling shareholders are offering an additional 1,000,000 Ordinary Shares. There is no minimum number of shares that must be sold by the Company for the offering to proceed, and we will retain the proceeds from the sale of any of the shares offered by the Company. The offering of shares by the Company is being conducted on a self-underwritten, best efforts basis, which means the Company will attempt to sell the shares. This Prospectus will permit the Company to sell the shares directly to the public, with no commission or other remuneration payable to it for any shares it may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $10.00 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 500,000 shares is completed or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 500,000 shares registered under the Registration Statement of which this Prospectus is part.

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There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Ordinary Shares are not traded on any exchange or market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application for our Ordinary Shares to be eligible for public trading. Ultimately, the Company would intend, when eligible, to apply to be traded on the NYSE MKT or other additional markets. To be eligible for quotation on the NYSE MKT, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the NYSE MTK. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our Ordinary Shares will ever be quoted on a stock exchange or a quotation service or that any market for our Common Shares will develop. We are not a blank check company as defined in Rule 419 of Regulation C under the Securities Act and have no plans or intentions to engage in a business combination after the offering.

Pay My Time Ltd is an early development stage company and has recently started its operation. To date we have been involved primarily in organizational activities and have not yet made any sales. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY ORDINARY SHARES OF PAY MY TIME LTD.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information contained in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by PAY MY TIME LTD with the Securities and Exchange Commission. The selling shareholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated  __________, 2017

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SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “PMT” “we,” “us,” the “Company” and “our,” refer to PAY MY TIME LTD, a Company registered in England and Wales.

Without taking into account the offering, we will run out of funds approximately June 30, 2017. Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following June 30, 2017, the Company will clearly require additional funding for ongoing operations and to finance additional growth. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Our near term financing requirement (less than 6 months), is anticipated to be approximately $250,000, which includes a monthly overhead burn rate of $30,000, public reporting costs and the remainder allocated to the Company’s general working capital.

Beyond our near term financing requirement (more than 6 months), we will need an additional approximately $5,000,000 to implement the Company’s plan of operations. Of this amount, we anticipate that we will need approximately $1,500,000 of the total amount required by the end of calendar year 2017.

The foregoing represents the Company’s best estimates as of the date of this Prospectus and may materially vary based upon actual experience.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

THE COMPANY

Business Overview

From inception (December 19, 2014) with his fully owned Swiss subsidiary PMTP Sa, Pay My Time LTD (the “Company”) was organized to develop and market systems which run in conjunction with emails to monetize the ordinary exchange of e-mails. In this regard, the Company seeks to reshape the current email market by delivering a new suite of services providing added value to the user while supporting profitable email utilization, processing and management. The Company’s suite of services includes:

●	PayMyTime®—a system under which the user receives only emails of relevance, and gets paid received email based on the user’s time evaluation and relationship with the sender; the service enables the user to bill its contacts for the messages they wish to send to the user; the user defines the database and chooses whom to bill, when to bill and how much to bill.

http://www.paymytime.com/pmt/investors-documentation/video-paymytime/

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●	NoMailSpam®—a system which enables the user to cut the receipt of spam received by the user by 100%; all received emails are filtered by the Company’s engine which only permits emails which have been screened by the user’s established parameters.

http://www.paymytime.com/pmt/investors-documentation/video-nomailspam/

●	BillingMeter®—a system which tracks time spent on emails and other documents and delivers certified bills to email senders based on user-established algorithms.

http://www.paymytime.com/pmt/investors-documentation/video-billingmeter/

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●	PayWithMail®—a system which enables the user to send and receive payments via email by simply attaching the payment to an email and sending the email.

http://www.paymytime.com/pmt/investors-documentation/video-paywithmail/

PayMyTime
gmail.com
0 di 0
TimeEvaluator
PayMyTime
NoMailSpam
BillingMeter
PayWithMail
Statistics
DO NOT DISTURB
COMPOSE
PayWithMail
Contacts
Inbox
Sent Mail
Drafts
Circles
Starred
Important
Chats
All Mail
Thrash
To
john.smith@gmail.con
Amount
120 $
To
jack.russel@freeweb.com
Amount
132 $
Cc
Bcc
Title
payments for holidays
$
Normal
Dear Jack
Dear John,
I send you the amounts we agreed
Regards
Jim
Send

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Each of these products can be delivered as standalone services or as a seamlessly integrated system. At this time, the Company has four pending patents related to the PayMyTime® services:

●	14/937,234 A SYSTEM FOR MANAGING TRANSMISSION OF EMAILS FROM A SENDER TO A RECIPIENT

●	PCT/IB2016/056650 A SYSTEM FOR MANAGING TRANSMISSION OF EMAILS FROM A SENDER TO A RECIPIENT

●	15/132,725 A METHOD FOR GENERATING AN EVALUATION OF THE ACTIVITIES OF A USER ON A VIRTUAL DOCUMENT

●	15/158,612 A SYSTEM FOR MANAGING VIRTUAL TRANSMISSION OF MONEY FROM A SENDER TO A RECIPIENT

●	15/345,974 A SYSTEM AND A METHOD FOR LINITING THE WASTE OF TIE OF READING NON-USEFUL EMAILS

The core of the Company’s platform of services is PayMyTime®.

http://www.paymytime.com/pmt/investors-documentation/pmtsuite/

http://www.paymytime.com/pmt/investors-documentation/video-pmt-investors/

Through PayMyTime®, the Company seeks to introduce an innovative means of addressing email consultation and use. By implementing the Company’s services and products, the goal is to lighten the users time commitment to reviewing and responding to emails by delivering only those emails which are essential to the user’s work and monetizing emails to support the user’s business. Pursuant to the Company’s business model, the Company will collect a percentage fee from each paid and received email. Users are not required to pay any subscription or license fee for the service. Once an email is received by the user, the Company retains a variable percentage of the sum payable to the user. At this time, the Company has one pending patent related to the PayMyTime® services.

BillingMeter® is a Swiss-based service that analyzes and certifies the time spent by users on particular bodies of work. Its mission is to provide time certification for business users who work on time-based fees, and thereby enable and simplify work time tracking and reporting through reliable and certified analysis systems. BillingMeter® is provided to all users of PayMyTime® after payment of a monthly subscription fee of $10.00. The subscription includes the BillingMeter® software that delivers time-certified bills to customers. At this time, the Company has one pending patent related to the BillingMeter® services.

PayWithMail® gives users better ways to send and receive payments, helping them safely access and move their money, offering the possibility of making cash transactions via email. The objective of PayWithMail ® is to make payments as easy as sending an email. PayWithMail ®, will charge a minimal fee on every transaction.

The Company intends to utilize a viral-based diffusion of the services it offers. In this manner, through low charges and direct benefits to users, the Company believes that it will be able to distribute its product and service offerings to a vast number of users in a relatively short timeframe.

All of the Company’s products and services are fully-developed and ready for immediate roll-out, which the Company intends to begin commencing in the 4nd calendar quarter of 2017.

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Initial Capital Formation

PMT Sa, a Swiss company was formed on December 19, 2014 with a equity capital of 20,000 Swiss Francs. (US$ 20,200). The equity capital was increase to 40,000 Swiss Francs (US$ 40,000) on December 28 2015, and to 100,000 Swiss Franc (US$ 101,000) on June 2, 2016. On June 29, 2016, 100% of PMT’s Sa shares were sold for a a purchase price of 1,300,000 Swiss Franc (US$ 1,313,000) to Pay My Time LTD. Pay My Time LTD raised an additional US$ 313,000 in a private offering completed June 30, 2016 wherein it sold shares comprising a 16% interest in the Company based on a pre-money company valuation of US$1,956,250. The Registrant sold these Company shares under an exemption from registration provided by Section 4(2) of the Securities Act of 1933 (“Securities Act”) and to offshore holders, under an exemption from registration provided by Regulation S promulgated under the Securities Act.

Without taking into account this offering, we would have run out of funds approximately on June 30, 2017. We expect that the funds raised in this offering (if fully committed) will provide us with cash to fund our operations for January 2020.

Following our becoming a reporting company, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following June 30, 2017, the Company will clearly require additional funding for ongoing operations. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Emerging Growth Company Status Under the Jumpstart Our Business Startups (“JOBS”) Act

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.       On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.       On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.       On the date on which we have, during the previous 3-year period, issued more than $1 billion in non- convertible debt; or

4.       On the date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto. A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

a. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

b. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

c. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.       Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.       Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.       Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.       Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.       The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

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This Prospectus

The 500,000 shares to be issued in connection with this Offering would not be eligible for re-sale unless duly registered with the U.S. Securities and Exchange Commission. The purpose of this registration statement is to register the shares sold in that offering.

THE OFFERING

Shares currently outstanding	3,000,000 shares(1)
Shares offered by the Company	500,000 shares
Shares offered by the Selling Shareholders	1,000,000 shares
Use of proceeds	Working capital to develop the technology and the products to be launched during 2017.

(1)	Shares outstanding as of March 31, 2017

USE OF PROCEEDS

If the Company’s Offering of 500,000 new shares is fully subscribed, the Company will raise the gross amount of $5,000,000. The following shows use of the proceeds of the Company Offering at various levels of funding commitments.

Assuming Net $5.0 million raised (100% of shares offered):	$2,500,000 for Technical Department Development

$1,700,000 for Marketing and general administration

$500,000 for Sales Department Salaries & Expenses

$ 300,000 for Board and Management Salaries & Expenses

Assuming Net $4.0 million raised (80% of shares offered):	$2,200,000 for Technical Department Development

$1,200,000 for Marketing and general administration

$500,000 for Sales Department Salaries & Expenses

$100,000 for Board and Management Salaries & Expenses

Assuming Net $2.5 million raised (50% of shares offered):	$1,500,000 for Technical Department Development

$500,000 for Marketing and general administration

$500,000 for Sales Department Salaries & Expenses

$0 for Board and Management Salaries & Expenses

Assuming Net $1.25 million raised (25% of shares offered):	$500,000 for Technical Department Development

$500,000 for Marketing and general administration

$250,000 for Sales Department Salaries & Expenses

$0 for Board and Management Salaries & Expenses

We will not receive any proceeds from the sale of shares by selling shareholders in this offering.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated January 31, 2017 our independent auditors stated that our financial statements for the period ended December 31, 2016 were prepared assuming that we would continue as a going concern and they expressed substantial doubt about our ability to continue as a going concern. This doubt is based entirely upon the Company’s current lack of resources to execute its business plan. Our ability to continue as a going concern is an issue as we have just commenced operations as a development stage company. In our early stages of operations, we expect to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

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Without taking into account the offering, we will run out of funds approximately June 30, 2017. Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following June 30, 2017, the Company will clearly require additional funding for ongoing operations and to finance such additional business it may identify. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Our near term financing requirement (less than 12 months), is anticipated to be approximately $500,000, which includes a monthly overhead burn rate of $30,000, public reporting costs and the remainder allocated to general working capital. Beyond our near term financing requirement (more than 12 months), we will need an additional approximately $5,000,000 to implement the Company’s plan of operations.

The foregoing represents the Company’s best estimates as of the date of this Prospectus and may materially vary based upon actual experience.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

We were formed in December 2014 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are an early development stage company with no operating results to date. Since we do not have an established operating history and have not recorded any sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	Competition

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●	ability to anticipate and adapt to a competitive market;

●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have no profitable operating history and May Never Achieve Profitability

From inception of the Swiss fully owned subsidiary, in December 2014, Pay My Time Ltd (the “Company”) was organized to develop and market systems which run in conjunction with emails to monetize the ordinary exchange of e-mails. In this regard, the Company seeks to reshape the current email market by delivering a new suite of services providing added value to the user while supporting profitable email utilization, processing and management. As of the date of this prospectus, the Company has yet to engage in any meaningful business activities and is an early development stage company. Through March 31, 2017 , the Company has not generated any revenues and the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our Ordinary Shares could become worthless and investors in our Ordinary Shares or other securities could lose their entire investment.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations.

Dependence on our Management, without whose services Company business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our Ordinary Shares or other securities could lose their entire investment.

Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

At this time, none of our officers and directors devotes his full-time attention to the Company’s business and each expect to devote approximately ten (10) hours per week to the Company’s business. Without full-time devoted management, the Company could be forced to cease operations and investors in our Ordinary Shares or other securities could lose their entire investment.

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Our current officers and directors currently do not own any Ordinary Shares. Our current officers and directors have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Our two largest shareholders hold a controlling interest in the Company.

Our two largest shareholders, Mount Street Gardens Holdings Ltd. (47.8% ownership) and Kerbstone Ltd. (25.2% ownership), in the aggregate own 73% of the outstanding stock of the Company. As such, these parties have the ability to cast a majority of votes on all matters which are submitted to the shareholders. There is no guarantee that they will use this voting majority to act in the best interests of all shareholders of the Company.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Without taking into account the offering, we will run out of funds approximately June 30, 2017. Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following June 30, 2017, the Company will clearly require additional funding for ongoing operations and to finance additional products and services it may identify. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of revenues could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of revenue in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of revenues, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to consumer spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our consumers and their continued willingness to accept our products and services. An overall decline in the economy could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of revenues and thereby be forced to cease operations.

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Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with no current full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $100,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

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The availability of a large number of authorized but unissued shares of common stock may, upon their insurance, lead to dilution of existing shareholders.

As of March 31, 2017 , 3,000,000 shares were issued and outstanding and we expect to issue up to an additional 500,000 shares in this Offering. At this time, the Company does not have any limitation on the number of additional shares it may issue. In this regard, additional shares may be issued by our board of directors without further shareholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other shareholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Our need for additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our Ordinary Shares and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional Ordinary Shares or Preference Shares by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our Ordinary Shares.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors. We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We may not have adequate insurance coverage

We currently have only general liability insurance and we cannot assure you that we would not face liability upon the occurrence of any uninsured event which could result in any loss or damages being assessed against the Company.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive national, state and local laws and regulations relating to the financial markets. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations. Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

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We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on the NYSE Standard 2 or other market(s), there can be no assurance as the prices at which our Ordinary Shares will trade if a trading market develops, of which there can be no assurance. Until our Ordinary Shares are fully distributed and an orderly market develops, (if ever) in our Ordinary Shares, the price at which it trades is likely to fluctuate significantly.

Prices for our Ordinary Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the Ordinary Shares, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our Ordinary Shares. Due to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

Our Ordinary Shares are subject to the Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker- dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market- maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the ‘penny stock’ rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our Ordinary Shares are illiquid and subject to price volatility unrelated to our operations

The market price of our Ordinary Shares could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Ordinary Shares, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of Ordinary Shares, or the perception that such sales could occur, could adversely affect the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of our equity securities.

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Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our shares. Our failure to apply these funds effectively could have a material adverse effect on our business, stunt the growth of our business domestically and in foreign markets, and cause the price of our Ordinary Shares to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per Ordinary Share being offered is substantially higher than the net tangible book value per Ordinary Share, you will suffer substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Based on the public offering price of $10.00 per share, if you purchase Ordinary Shares in this offering, you will suffer immediate and substantial dilution of $10.00 per share in the net tangible book value of the Ordinary Shares. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Ordinary Shares in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our Ordinary Shares or other securities may adversely affect our Ordinary Share price.

In order to raise additional capital, we may in the future offer additional shares of our Ordinary Shares or other securities convertible into or exchangeable for our common stock, including but not limited to Preference Shares and convertible debt. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Ordinary Shares or securities convertible into Ordinary Shares in future transactions may be higher or lower than the price per share in this offering. In addition, the sale of shares in this offering and any future sales of a substantial number of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Ordinary Shares. We cannot predict the effect, if any, that market sales of those shares of Ordinary Shares or the availability of those Ordinary Shares for sale will have on the market price of our Ordinary Shares.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or other Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

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We may be deemed to be a “shell company”

Rule 405 promulgated under the Securities Act of 1933 defines a “shell company” as a registrant… that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. While the Company does not believe that it is a “shell company”, designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c). In addition, if the Company were to be deemed a “shell company”, it would be prohibited from filing a registration statement on Form S-8 and be subject to certain enhanced reporting requirements. Designation as a “shell company” could also have a detrimental impact on the Company’s ability to attract additional capital through subsequent unregistered offerings.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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RISKS RELATED TO OUR BUSINESS AND INDUSTRY

If the market does not accept or embrace our offerings of products and services, our business may fail.

The products and services we are offering have not been tested in the market on a large-scale basis. As a result, we can only speculate as to the market acceptance of these products and services. No assurance can be given that the market will accept our products and services, or any of them. If the public fails to accept our products and services to a satisfactory degree, our business may fail.

Our market is highly competitive.

The market for computer software is highly competitive and most competitive companies and products will be far better financed and capitalized and have substantially greater resources than ours. While we believe that our products and services are competitive with services provided by other companies, there is no guarantee that we will be able to effectively compete against them, and if we do not effectively compete, our business may fail.

If we fail to protect our intellectual property and proprietary rights adequately, our business could be adversely affected.

We seek to protect our intellectual property through trade secrets, copyrights, confidentiality, non-compete and nondisclosure agreements, trademarks, domain names and other measures, some of which afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our intellectual property or to obtain and use property that we regard as proprietary. We cannot assure you that our means of protecting our proprietary rights will be adequate. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to steal our intellectual property. Our failure to protect adequately our intellectual property and proprietary rights could adversely affect our business, financial condition and results of operations.

An assertion by a third party that we are infringing its intellectual property could subject us to costly and time-consuming litigation or expensive licenses and our business might be harmed.

We might not prevail in any intellectual property infringement litigation given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time- consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into licensing agreements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward- looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward- looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

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DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares was arbitrarily determined. The offering price of the Company’s shares has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be initially filing to obtain a listing on the NYSE MKT, utilizing Standard 2, concurrently with or shortly after the filing of this prospectus. In order to be quoted on the NYSE MKT under listing standard 2, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Our historical net tangible book value as of December 31, 2016 was approximately ($143,150), or approximately ($0.0477) per share of Ordinary Stock (after adjusting for all forward stock splits). Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of Ordinary Stock outstanding as of December 31, 2016.

After giving effect to the sale of 500,000 shares of our Ordinary Stock and in this offering at the public offering price of $10.00 per share of common stock and after deducting the estimated offering expenses payable by us, our as-adjusted net tangible book value as of December 31, 2016 would have been approximately $4,756,850 or approximately $1.35 per share of Ordinary Stock. This represents an immediate increase in pro forma net tangible book value of approximately $1.40 per share to our existing Ordinary stockholders, and an immediate dilution of approximately $8.60 per Ordinary Share to new investors purchasing securities in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis:

Assuming 500,000 shares sold in Offering (100% of shares offered) with gross proceeds of $5,000,000:
Assumed Public Offering Price per Share	$10.00
Historical net tangible book value per Ordinary Share as of December 31, 2016	$(0.0477)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$1.40
As adjusted net tangible book value per Ordinary Share after this offering	$1.35
Dilution per share to investors participating in this offering	$8.60

Assuming 400,000 shares sold in Offering (80% of shares offered) with gross proceeds of $4,000,000:
Assumed Public Offering Price per Share	$10.00
Historical net tangible book value per Ordinary Share as of December 31, 2016	$(0.0477)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$1.14
As adjusted net tangible book value per Ordinary Share after this offering	$1.10
Dilution per share to investors participating in this offering	$8.86

Assuming 250,000 shares sold in Offering (50% of shares offered) with gross proceeds of $2,500,000:
Assumed Public Offering Price per Share	$10.00
Historical net tangible book value per Ordinary Share as of December 31, 2016	$(0.0477)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.73
As adjusted net tangible book value per Ordinary Share after this offering	$0.69
Dilution per share to investors participating in this offering	$9.27

Assuming 125,000 shares sold in Offering (25% of shares offered) with gross proceeds of $1,250,000:
Assumed Public Offering Price per Share	$10.00
Historical net tangible book value per Ordinary Share as of December 31, 2016	$(0.0477)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.36
As adjusted net tangible book value per Ordinary Share after this offering	$0. 32
Dilution per share to investors participating in this offering	$9.64

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The foregoing discussion and table are based on 3,000,000 shares of Ordinary Stock outstanding as of December 31, 2016.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders

As of March 31, 2017 , there were 5 record holders of our Ordinary Shares. As of March 31, 2017 , there were 3,000,000 Ordinary Shares issued and outstanding. No public market currently exists for shares or preference shares. We intend to apply to have our shares initially listed for quotation on the NYSE MKT and/or other trading market(s).

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Equity Compensation Plan Information

We have no outstanding stock option or other equity compensation plans. The Selling Shareholders have agreed (on a pro-rata basis) to deliver, without consideration, the following shares to the Company’s directors as compensation for their services upon listing of the Company’s shares in the public market:

Michele Collini 5,000 shares

Tom Brooks 5,000 shares

Alon Goldreich 5,000 shares

Reports

Upon effectiveness of our initial registration statement, we will be subject to certain reporting requirements and will furnish annual financial reports to our shareholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The stock transfer agent for our securities is Island Stock Transfer, Inc., Roosevelt Blvd, Suite 301, Clearwater, FL 33760

Dividend Policy

We have not previously declared or paid any dividends on our shares and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our shares is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

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FINANCIAL INFORMATION SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data and consolidated balance sheet for the years ended December 31, 2016 and December 31, 2015 and the period ended March 31, 2017 . The consolidated statement of operations data and balance sheet data for the years ended December 31, 2016 and December 31, 2015 were derived from the audited consolidated financial statements. The results for the period ended March 31, 2017 are unaudited . Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of 3/31/2017	As of 12/31/2016	As of 12/31/2015
Balance Sheet Data:
Assets	$118,274	$123,566	$35,201
Liabilities	$213,325	$156,087	$1,513
Total Shareholders’ Equity (Deficit)	$(95,051)	$(32,521)	$33,688
Statement of Operations Data:
Revenue	$-	$-	$-
Operating Expenses	$96,961	$456,890	$5,929
Other Expenses	$-	$-	$-
Net Loss	$96,961	$(456,890)	$(5,929)
Basis and Diluted Loss Per Share	$(0.02)	$(0.23)	$(0.01)
Weighted Average Number of Shares Outstanding	3,000,000	2,004,000	506,762

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation for the fiscal years ending December 31, 2016 and December 31, 2015 and the periods ending March 31, 2017 and March 31, 2016 and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form S-1. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

The Company was originally registered as a private limited company in Switzerland on December 19, 2014. The Company was organized to develop and market systems which run in conjunction with emails to monetize the ordinary exchange of e-mails. In this regard, the Company seeks to reshape the current email market by delivering a new suite of services providing added value to the user while supporting profitable email utilization, processing and management. The Company’s suite of services include:

● PayMyTime®—a system under which the user receives only emails of relevance, and gets paid received email based on the user’s time evaluation and relationship with the sender; the service enables the user to bill its contacts for the messages they wish to send to the user; the user defines the database and chooses whom to bill, when to bill and how much to bill.

● NoMailSpam®—a system which enables the user to cut the receipt of spam received by the user by 100%; all received emails are filtered by the Company’s engine which only permits emails which have been screened by the user’s established parameters.

● BillingMeter®—a system which tracks time spent on emails and other documents and delivers certified bills to email senders based on user-established algorithms, and

● PayWithMail®—a system which enables the user to send and receive payments via email by simply attaching the payment to an email and sending the email.

To date we have not generated any revenues. As we proceed through 2017, we expect to generate revenue streams through the use of our systems.

Plan of Operation

The core of the Company’s platform of services is PayMyTime®. Through PayMyTime®, the Company seeks to introduce an innovative means of addressing email consultation and use. By implementing the Company’s services and products, the goal is to lighten the users time commitment to reviewing and responding to emails, by delivering only those emails which are essential to the user’s work and monetizing emails to support the user’s business. Pursuant to the Company’s business model, the Company will collect a percentage fee from each received email. Users are not required to pay any subscription or license fee for the service. Once an email is received by the user, the Company retains a variable percentage of the sum payable to the user.

BillingMeter® is a Swiss-based service that analyzes and certifies the time spent by users on particular bodies of work. Its mission is to provide time certification for business users who work on time-based fees, and thereby enable and simplify work time tracking and reporting through reliable and certified analysis systems. BillingMeter® is provided to all users of PayMyTime® after payment of a monthly subscription fee of $10.00. The subscription includes the BillingMeter® software that delivers time-certified bills to customers. At this time, the Company has one pending patent related to the BillingMeter® services.

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PayWithMail® gives users better ways to send and receive payments, helping them safely access and move their money, offering the possibility of making cash transactions via email. The objective of PayWithMail ® is to make payments as easy as sending an email. PayWithMail ®, will charge a minimal fee on every transaction.

The Company intends to utilize a viral-based diffusion of the services it offers. In this manner, through low charges and direct benefits to users, the Company believes that it will be able to distribute its product and service offerings to a vast number of users in a relatively short timeframe.

All of the Company’s products and services are fully-developed and ready for immediate roll-out, which the Company intends to begin commencing in the fourth calendar quarter of 2017.

Agreement with Arobs Transilvania Software SA

On September 9, 2016, the Company executed a Letter of Agreement (“Letter Agreement”) with Arobs Transilvania Software SA whereby Arobs agreed to provide the Company with certain software-related products and services related to the development and implementation of the Pay My Time products. Under the terms of the Letter Agreement, the Company is obligated to compensate Arobs based on the number of hours expended by its specified technicians. The term of the Agreement ran through October 31, 2016. As of March 31, 2017, the Company had paid $29,400 to Arobs.

The following chart shows milestones in the development and roll-out of the Company’s products, affiliated resources, milestone dates, challenges and minimum estimated financial resources required.

Action	Counterparts	Due date	Challenges	Resources (estimated)
$5,000,000 Equity Placement	UK Broker and swiss investors	End of June 2017	Initial Commitments of $1,000,000. Company to raise another $4,000,000	$100,000
Hiring personal	Executive Recruiters in Switzerland and London	From April to September, 2017 (as required)	Shortage of qualified personnel in Switzerland,	$100,000
Development activities to go live in November 2017	Various consultants	To go live November 2017 – after other developments	Potential delays due to changes in scope of work	$1,600,000
Execution of Agreements with Software Developer	Arobs Transilvania (development agreement already executed)	April 2017	Potential technical issues	$500,000
Agreement with financial platform provider	Financial platform providers	June 2017	Integration of new technologies with legacy technology	$250,000
Agreement with investor relations consultant	PR Investment company	August 2017	Market acceptance of company	$100,000
Agreements with Marketing / Customer service companies	Various	September 2017	Identification of appropriate vendors	$100,000
Product Go Live	Entire organization and consultants	November 2017	Timely integration of all matters necessary to go live	$250,000

Results of Operations

Comparison of the Year Ended December 31, 2016 and 2015

The following discussion analyzes our results of operations for the year ended December 31, 2016 and 2015. The following information should be considered together with our financial statements for such period and the accompanying notes thereto.

Net Revenue/Net Loss

We have not generated any revenue since our inception. For the year ended December 31, 2016 and 2015, we have not generated any sales. For the years ended December 31, 2016 and 2015, we had a net loss of $456,890 and $5,929.

General and Administrative Expenses

General and administrative expenses increased by $357,887 to $363,816 for the year ended December 31, 2016 from $5,929 for the year ended December 31, 2015. The increase resulted primarily from increases in consulting, director and professional fees.

Sales and Marketing

Sales and marketing expenses increased $13,294 for the year ended December 31, 2016, from $0 for the year ended December 31, 2015. The Company began the implementation of its marketing strategy during the year ended December 31, 2016.

Research and Development

Research and development costs increased $79,780 for the year ended December 31, 2016, from $0 for the year ended December 31, 2015. The Company started the development of its platform and incurred these expenses through August 31, 2016. By August 31, 2016, the Company had proven the technological feasibility of the platform and began capitalizing costs associated with its development.

Results of Operations

Comparison of the Three Months Ended March 31, 2017 and 2016

The following discussion analyzes our results of operations for the three months ended March 31, 2017 and 2016. The following information should be considered together with our financial statements for such period and the accompanying notes thereto.

Net Revenue/Net Loss

We have not generated any revenue since our inception. For the three months ended March 31, 2017 and 2016, we have not generated any sales. For the three months ended March 31, 2017 and 2016, we had a net loss of $61,961 and $12,667.

General and Administrative Expenses

General and administrative expenses increased by $58,196 to $59,118 for the three months ended March 31, 2017 from $922 for the three months ended March 31, 2016. The increase resulted primarily from increases in consulting, director fees and professional fees.

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Sales and Marketing

Sales and marketing expenses increased $2,843 for the three months ended March 31, 2017, from $0 for the three months ended March 31, 2016. The Company began the implementation of its marketing strategy after the first quarter of 2016.

Research and Development

Research and development costs decreased $11,745 for the three months ended March 31, 2017, from $11,745 for the three months ended March 31, 2016. The Company started the development of its platform during the first quarter of 2016 and by August 31, 2016, the Company had proven the technological feasibility of the platform and began capitalizing costs associated with its development.

Liquidity and Capital Resources

As of May 30, 2017, we had cash on hand of approximately $1,000.

Net cash used in operating activities decreased by $467 to $13,048 for the three months ended March 31, 2017 as compared to $13,515 for the three months ended March 31, 2016. The decrease resulted primarily from the increase in the net operating loss offset by increases in accounts payable.

Net cash used in investing activities was $4,620 for the three months ended March 31, 2017, compared to $1,710 for the three months ended March 31, 2016, an increase of $2,910. The increase was the result of the development of the software platform and applications for patents.

Net cash provided by financing activities increased by $6,305 to $6,305 for the three months ended March 31, 2017 from $0 for the three months ended March 31, 2016. Cash provided by financing activities during the three months ended March 31, 2017, consisted of proceeds from a loan from a shareholder.

As we have not realized significant revenues since our inception, we have financed our operations through private offerings of equity securities. We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution.

Since our inception, we have focused on developing and implementing our business plan. We believe that our existing cash resources will not be sufficient to sustain our operations during the next twelve months. We currently need to generate sufficient revenues to support our cost structure to enable us to pay ongoing costs and expenses as they are incurred, finance the development of our platform, and execute the business plan. If we cannot generate sufficient revenue to fund our business plan, we intend to seek to raise such financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to us, we will be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on our business, financial condition and results of operations.

Even if we are successful in generating sufficient revenue or in raising sufficient capital in order to complete the platform, our ability to continue in business as a viable going concern can only be achieved when our revenues reach a level that sustains our business operations. There can be no assurance that we will raise sufficient proceeds, or any proceeds, for us to implement fully our proposed business plan. Moreover there can be no assurance we will generate revenues sufficient to fund our operations. In either such situation, we may not be able to continue our operations and our business might fail.

The foregoing forward-looking information was prepared by us in good faith based upon assumptions that we believe to be reasonable. No assurance can be given, however, regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of our operations, especially where new products and services are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Actual results of operations are, therefore, likely to vary from the projections and such variations may be material and adverse to us. Accordingly, no assurance can be given that such results will be achieved. Moreover, due to changes in technology, new product announcements, competitive pressures, system design and/or other specifications we may be required to change the current plans.

Off-Balance Sheet Arrangements

As of March 31, 2017, we do not have any off-balance sheet arrangements.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 1 of the Notes to Financial Statements included elsewhere herein. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

Revenue Recognition

In accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104, Revenue Recognition (Codified in FASB ASC 605), we will recognize revenue when (i) persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, (ii) a retailer, distributor or wholesaler receives the goods, (iii) the price is fixed or determinable, and (iv) collectability of the sales revenues is reasonably assured.

Recently Issued Accounting Pronouncements

Recently issued accounting pronouncements are discussed in Note 1 of the Notes to Financial Statements contained elsewhere in this report.

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PROPERTIES

Offices

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2017 , by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company’s Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of shares	Percentage Owned

Thomas Brook, CEO and Director	0	0.00%
50 Percy Street
London W1T2DB, United Kingdom

Michele Collini, CFO, Chairman and Director	0	0.00%
50 Percy Street
London W1T2DB, United Kingdom

Alon Goldreich, COO and Director	0	0.00%
50 Percy Street
London W1T2DB, United Kingdom

All Officers and Directors as a Group	0	0.00%
(3 persons)

Mount Street Gardens Holdings Ltd (3)	1,434,000	47.8%
20-22 Wenlock Road
N1 7GU London (UK)

Kerbstone Ltd (4)	756,000	25.2%
20-22 Wenlock Road
N1 7GU London (UK)

International Corporate Management LLC (USA) (5)	330,000	11%
2501 S. Warthon Street
Building J, Mailbox 6
19146 Philadelphia (USA)

Cristina Uccelli	330,000	11%
Via Giuseppe Maggi 14, Lugano, Switzerland

Suisse Global Service SA (6)	150,000	5%
Via Piazzetta 14, Roveredo Switzerland

Total	3,000,000	100%

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(1) This table is based upon 3,000,000 shares issued and outstanding as of March 31, 2017 .

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3) The beneficial owner of Mount Street Gardens Holdings Ltd is Christina Uccelli.

(4) The beneficial owner of Kerbstone Ltd is Maurizio Codoni.

(5) The beneficial owner of International Corporate Management LLC (USA) is Peter Pellulo.

(6) The beneficial owners of Suisse Global Service SA are Nadia Del Fante and Claudio Del Fante.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
Thomas Brooks	51	Chief Executive Officer and Chairman
Michele Collini	35	Chief Financial Officer
Alon Goldreich	49	Chief Operating Officer

Thomas Elliot Brooks, Chief Executive Officer

Chief Executive Officer of Pay My Time, Ltd since December 2016.

Jan 2013 - Dec 2016

Avanthera SA, CEO, Switzerland, a small pharmaceutical company in Southern Switzerland focused on complex chemistry and high potency generic active ingredients (APIs). Following the successful filing of two Drug Master files, Mr. Brooks stepped down as CEO.

Feb 2014 - Sept 2016

Newbiquity SA, CEO, Switzerland, a technology startup that enables augmented reality remote assistance in social, commercial and mission critical scenarios. Following a pilot project at a large national telecommunications company and the completion of the spin-out of the company with all of the technology, Mr. Brooks stepped down as CEO.

The Institute for Research in Biomedicine, Director of development and communication, Switzerland, a leading biomedical research institute specialized in immunology started in 2000. Public/Private partnership with 100 people, annual budget of 17M CHF funded by the Bill and Melinda Gates Foundation, the Wellcome Trust, The Horten Foundation, the European Union and the Swiss National Fund as well as private donors. Following the successful integration of the private institute into the Swiss public university system, Mr. Brooks stepped down as Director of Development.

July 2008 - Dec 2012

Biopolo, Managing director, Switzerland, a life sciences cluster promoting the biotechnology research and development in Southern Switzerland.

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Michele Collini, Chief Financial Officer

Mr. Collini holds a degree in Business Administration at Bocconi University, Milan. Major in “strategic management of small and medium-sized company”

Mr. Collini has an involvement in each for the following entities and institutions:

CO.MI. Group Srl, Partner and Founder (January 2013 to present)

Corporate and fiscal consulting: preparation of financial statements and consolidated financial reporting.

Auditing and control of accounts: conduct of voluntary / mandatory procedures for the certification of company accounts; manage independently or upon request of the Board of Auditors.

Consulting related to management control: design and implementation of budgeting and reporting systems; preparation of operating and strategic business plans (IAS / IFRS and US GAAP).

Financial planning activities: structuring the sources of financing in the short / medium / long for consolidated companies or start-up phase; research and negotiation of finance (equity / debt) for recapitalization or development; cash management in stressed and distressed situations; trading plans for debt restructuring.

Business complexes assessment for acquisition / sale of equity investments; design and conversion of administrative and accounting processes; examination of the pro forma data and forecasts prepared in connection with the listing process that is extraordinary transactions.

CLEAR LEISURE Plc, Temporary Manager (February 2013 to June 2015).

Administrative consultancy for the preparation of the financial statements; preparing consolidated financial statements after carrying out consolidation activities; assistance regarding extraordinary transactions (concordat process) and corporate reorganization. Responsible for relations with the auditors.

Interim manager with operational positions in the Board of Directors: Head of Internal Audit Department, management control and financial planning of the direct investments.

COGEME S & T. SpA / T.T.L. Tecno Tempranova Lombarda Srl, Executive Controller (September 2009 to February 2013)

Consultancy administrative and reporting aimed at the preparation of the general / industrial accounting from the statutory financial statements in the consolidated; preparation of monthly reports of the foreign branches with variances analysis.

Audit and internal control: managing relationships with auditors and the Board of Auditors; setting and application of organizational models (Act 231); Member of the Audit Committee.

PKF Italy Srl, Senior Auditor (February 2005-July 2009)

Accounting Company and auditing Organization.

Audit and accounting control (mandatory and voluntary) for industrial and financial assets: carrying out all audit procedures necessary to obtain the auditing certification.

Alon Goldreich, Chief Operating Officer

Mr. Goldreich holds a BA Bachelor of Engineering Degree (Honours) from University, Birmingham, GB a Executive BA from University of London and a International Wealth management program degree from the Swiss Banking School, Vezia. He has been the Director of Goldreich Strategies (Strategic Business Development) Lugano, Switzerland since May 2014. He formerly served as Institutional Sales & Business-Development Manager of RCF SA, Lugano, Switzerland from January 2009 to May 2010 and Development & IR Manager, at ICM, Inc., Philadelphia from 2005 through 2007.

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Related Transactions

On June 29, 2016, the Company purchased patents for $49,754, from a company owned by Alfredo Villa , the husband Christina Uccelli, the beneficial owner of Mount Street Gardens Holdings Ltd , a major shareholder of the Company .

During the year ended December 31, 2016, the Company incurred $58,140 for services provided by the Company’s three directors. These services included business development, business planning, technical consultancy supervision, financial activities, investor relations, organisation and Company management . As of December 31, 2016, the Company was obligated to pay the Company’s three directors a total amount of $43,025, which has been included in accrued expenses. Included in this amount is $25,833, which is due to Alfredo Villa, the husband Christina Uccelli, the beneficial owner of Mount Street Gardens Holdings Ltd, a major shareholder of the Company .

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts. There are no family relationships between our officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us since inception of the directorship through December 31, 2016 During this period, we had no other executive officer serving as such whose annual compensation exceeded $100,000, and no other individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at December 31, 2016:

Name	Compensation 2016	Positions
Thomas Brooks	$6,000	Chief Executive Officer
Michele Collini	$0	Chief Financial Officer
Alon Goldreich	$6,000	Chief Operating Officer

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2016:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Price of the Registrant’s Ordinary Shares

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our Ordinary Shares. Under applicable law, we may declare and pay dividends on our Ordinary Shares either out of our surplus, as defined in applicable law, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with applicable law, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any of our shares until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On June 30, 2016, Pay My Time completed a private placement of 480,000 ordinary shares comprising 16% of the total shares of the Company at an aggregate price of US$313,000, with a company valuation of US$1,956,250. The Registrant sold these Company shares under an exemption from registration provided by Section 4(2) of the Securities Act and, to offshore holders, under an exemption from registration provided by Regulation S.

DESCRIPTION OF SECURITIES

The Company’s authorized capital is unlimited. As of March 31, 2017 , there were 3,000,000 of ordinary shares issued and outstanding.

Ordinary Shares

Holders of our ordinary shares are entitled to one vote for each share on all matters voted upon by our shareholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preference shares, our ordinary shareholders are entitled to any dividends that may be declared by our board. Holders of our ordinary shares are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our ordinary shares have no preemptive rights to purchase shares. Our ordinary shares are not subject to any redemption provisions and are not convertible into any other class of shares. All outstanding ordinary shares are, and the ordinary shares to be issued in the offering will be, upon payment therefor, fully paid and non assessable. The rights, preferences and privileges of holders of our ordinary shares will be subject to those of the holders of any shares of our preference shares we may issue in the future.

SELLING STOCKHOLDERS

The following table sets forth the number of shares of Company common stock beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares which are issuable on the exercise of warrants beneficially owned by each selling stockholder which is being offered by this prospectus and the number of shares which are issuable on the exercise of warrants beneficially owned which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

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	Shares of		Shares of	Percentage of
	Common Stock	Shares of	Common Stock	Common Stock
	Owned Prior to	Common Stock	Owned After	Owned After
	the Offering	to be Sold (2)	the Offering	this Offering(3)
Name (1)
Kerbstone ltd	756,000	300,000	456,000	13.02%
Cristina Uccelli	330,000	330,000	0	0%
ICM LLC	330,000	330,000	0	0%
SGS SA	150,000	40,000	110,000	3.14%

Total	1,566,000	1,000,000	566,000

(1)	All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of March 31, 2017 , based upon information provided by the selling stockholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3)	Assumes sale of 500,000 new shares of Ordinary Stock in this Offering.

PLAN OF DISTRIBUTION

We may, from to time, offer the securities registered hereby at the initial offering price of $10 per share up to this maximum amount. We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods. The Company may distribute securities from time to time in one or more transactions:

●	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

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●	short sales;

●	broker-dealers may agree with the Company or selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

Selling Shareholders

The Selling Shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the Selling Shareholders. The Selling Shareholders and any broker-dealers or agents, upon completing the sale of any of the shares offered in this Prospectus, may be deemed to be “underwriters” as that term is defined under the Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

We know of no existing arrangements between the Selling Shareholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the Selling Shareholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

A Selling Shareholder may pledge his/her/its shares to their respective brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares of Common Stock. The Selling Shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other such person. The Selling Shareholders is not permitted to engage in short sales of Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

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EXPERTS

Our financial statements for the years ending December 31, 2016 and December 31, 2015 along with the related consolidated statements of operations, shareholders’ equity and cash flows in this prospectus have been audited by Morison Cogen independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC- 0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

FINANCIAL STATEMENTS

Our consolidated financial statements of commencing on page F-1 are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

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ITEM 1. FINANCIAL STATEMENTS

PAY MY TIME LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

PAY MY TIME LIMITED

We have audited the accompanying consolidated balance sheets of PAY MY TIME LIMITED (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such an opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from development activities raise substantial doubt about their ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Morison Cogen LLP
Blue Bell, Pennsylvania
January 31, 2017

F-2

PAY MY TIME LIMITED

Consolidated Balance Sheets

December 31, 2016 and 2015

	2016	2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$12,406	$23,797
Prepaid expenses	531	-

TOTAL CURRENT ASSETS	12,937	23,797

SOFTWARE, net of accumulated amortization of $0	27,453	-

OTHER ASSETS
Patents, net of accumulated amortization of $2,477 and $48	83,176	11,404

TOTAL ASSETS	$123,566	$35,201

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$156,087	$1,513

TOTAL CURRENT LIABILITIES	156,087	1,513

SHAREHOLDERS' EQUITY (DEFICIT)

Ordinary shares, $0.425 par value; unlimited shares authorized; 3,000,000 shares issued and outstanding at December 31, 2016 and 1,008,000 shares issued and outstanding at December 31, 2015	1,275,000	428,400

Additional paid in capital	(850,115)	(387,666)

Accumulated deficit	(463,572)	(6,682)

Cumulative other comprehensive income (loss)	6,166	(364)

SHAREHOLDERS' EQUITY (DEFICIT)	(32,521)	33,688

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$123,566	$35,201

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PAY MY TIME LIMITED

Consolidated Statements of Operations

	For the Years Ended
	December 31, 2016	December 31, 2015

SALES	$-	$-

OPERATING EXPENSES
General and administrative	363,816	5,929
Sales and marketing	13,294	-
Research and development	79,780	-
Total operating expenses	456,890	5,929

NET LOSS	$(456,890)	$(5,929)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.23)	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,004,000	506,762

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PAY MY TIME LIMITED

Consolidated Statements of Comprehensive Loss

	For the Years Ended
	December 31, 2016	December 31, 2015

NET LOSS	$(456,890)	$(5,929)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign Currency Translation Adjustments, net of tax	6,530	(369)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS), net of tax	6,530	(369)

COMPREHENSIVE LOSS	$(450,360)	$(6,298)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PAY MY TIME LIMITED

Consolidated Statement of Changes in Shareholders’ Equity (Deficit)

For the Years Ended December 31, 2016 and 2015

	Ordinary Shares		Ordinary			Cumulative
	Number of		Share Subscription	Additional Paid-In	Accumulated	Other Comprehensive
	Shares	Amount	Receivable	Capital	Deficit	Income (Loss)	Total

Balance December 31, 2014	20	$9	$(20,470)	$20,461	$(753)	$5	$(748)
Recapitalization	503,980	214,191	-	(214,191)	-	-	-

Adjusted balance, December 31, 2014	504,000	214,200	(20,470)	(193,730)	(753)	5	(748)

Settlement of ordinary share subscription	-	-	20,470	-	-	-	20,470
Sale of ordinary shares, net of discount	504,000	214,200	-	(193,936)	-	-	20,264
Foreign currency translation adjustment	-	-	-	-	-	(369)	(369)
Net loss	-	-	-	-	(5,929)	-	(5,929)

Balance December 31, 2015	1,008,000	428,400	-	(387,666)	(6,682)	(364)	33,688

Sale of ordinary shares	1,512,000	642,600	-	(574,922)	-	-	67,678
Share exchange	-	-	-	-	-	-	-
Sale of ordinary shares	150,000	63,750	-	2,789	-	-	66,539
Settlement of accounts payable for ordinary shares	330,000	140,250	-	109,684	-	-	249,934
Foreign currency translation adjustment	-	-	-	-	-	6,530	6,530
Net loss	-	-	-	-	(456,890)	-	(456,890)

Balance December 31, 2016	3,000,000	$1,275,000	$-	$(850,115)	$(463,572)	$6,166	$(32,521)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PAY MY TIME LIMITED

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31, 2016	December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(456,890)	$(5,929)
Adjustments to reconcile net loss to cash used in operating activities
Amortization	2,465	47
Increase in assets
Prepaid expenses	(538)	-
Increase in liabilities
Accounts payable and accrued expenses	411,207	768

Net cash used in operating activities	(43,756)	(5,114)

CASH FLOWS FROM INVESTING ACTIVITIES
Software development costs	(27,842)	-
Purchase of patents	(75,571)	(11,452)

Net cash used in investing activities	(103,413)	(11,452)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from collection of subscription agreement	-	20,470
Proceeds from loan payable	13,870	-
Proceeds from sale of ordinary shares	120,347	20,470

Net cash provided by financing activities	134,217	40,940

EFFECT OF EXCHANGE RATE ON CASH	1,561	(577)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,391)	23,797

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	23,797	-

CASH AND CASH EQUIVALENTS - END OF YEAR	$12,406	$23,797

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during year for:
Interest	$-	$-

Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Issuance of ordinary shares to settle loan payable	$13,870	$-

Issuance of ordinary shares to settle accounts payable	$249,934	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

PAY MY TIME LIMITED

Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

PMTP SA (“SA”), a Swiss company formed on December 19, 2014, issued 504,000 ordinary shares for 20,000 Swiss Francs. SA issued another 504,000 ordinary shares for 20,000 Swiss Francs on December 28, 2015, and another 1,512,000 ordinary shares for 65,000 Swiss Francs on June 23, 2016.

On June 29, 2016, PAY MY TIME LIMITED (“PMT”) consummated an Agreement and Plan of Share Exchange (“Exchange”) with SA, whereby PMT acquired all of the issued and outstanding ordinary shares of SA, 2,520,000 ordinary shares in exchange for 2,520,000 ordinary shares. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by PMT for the net monetary assets of SA, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, PMT, are those of the legal acquiree SA, which is considered to be the accounting acquirer. Historical ordinary shares and additional paid in capital have been retroactively adjusted using the exchange ratio of approximately 25.2 ordinary shares of PMT for each one ordinary share of SA.

PMT and SA together are referred to herein as the “Company.” SA was originally registered as a private limited company in Switzerland on December 19, 2014. It was organized to develop and market systems which run in conjunction with emails to monetize the ordinary exchange of e-mails. In this regard, the Company seeks to reshape the current email market by delivering a new suite of services providing added value to the user while supporting profitable email utilization, processing and management. The Company’s suite of services include:

●	PayMyTime®—a system under which the user receives only emails of relevance, and gets paid received email based on the user’s time evaluation and relationship with the sender; the service enables the user to bill its contacts for the messages they wish to send to the user; the user defines the database and chooses whom to bill, when to bill and how much to bill.

●	NoMailSpam®—a system which enables the user to cut the receipt of spam received by the user by 100%; all received emails are filtered by the Company’s engine which only permits emails which have been screened by the user’s established parameters.

●	BillingMeter®—a system which tracks time spent on emails and other documents and delivers certified bills to email senders based on user-established algorithms, and

●	PayWithMail®—a system which enables the user to send and receive payments via email by simply attaching the payment to an email and sending the email.

The Company’s principal office is located in London, England and it also maintains an office in Lugano, Switzerland.

Basis of Presentation

The accompanying consolidated financial statements of PMT and its wholly owned subsidiary SA have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F-8

Comprehensive Income (Loss)

The Company follows Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 220, “Comprehensive Income,” in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. The Company has one item of other comprehensive income (loss), consisting of a foreign translation adjustment.

Foreign Currency Transactions and Translation

The functional currency of the operations of SA is the Swiss Franc. The functional currency of the operations of PMT is the British Pound. During the year ended December 31, 2015, the functional currency of the operations of the Company was the Swiss Franc. Gains and losses, if any, resulting from transactions in currencies other than the functional currency of the Company are recorded in the statement of operations for the reporting periods as part of general and administrative expense. Included in general and administrative expense were foreign currency transaction losses of $23,646 and $0 for the years ended December 31, 2016 and 2015.

The reporting currency of the Company is the United States (U.S.) dollar. The financial statements in functional currencies are translated to U.S. dollars using the closing rate of exchange for assets and liabilities and average rate of exchange for the statement of operations. The capital accounts are translated at historical rate. Translation gains and losses are recorded in the accumulated other comprehensive income (loss) as a component of shareholders’ equity.

Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts payable and accrued expenses. The carrying value of accounts payable and accrued expenses approximate their fair value because of their short maturities.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and certificates of deposit and commercial paper with original maturities of 90 days or less to be cash or cash equivalents.

Software Costs

The Company evaluates internally generated software costs in accordance with FASB ASC 985-20, Costs of Software to Be Sold, Leased, or Marketed. Therefore, internally generated software costs are capitalized beginning with the period in which the Company had determined the technological feasibility of the platform, which was on or about August 31, 2016. All other costs associated with the software development prior to that date have been expensed. The software has not been placed in service as of December 31, 2016 and no amortization has been recorded.

Patents and Trademarks

Costs associated with the registration and any legal defense of the patents are capitalized and are amortized on a straight-line basis over the shorter of the estimated useful or legal lives of the patents, which is generally 20 years.

Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with FASB ASC 360 “Property, Plant, and Equipment.” The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets are measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset, undiscounted and without interest or independent appraisals. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets.

F-9

Revenue Recognition

In accordance with FASB ASC 605, “Revenue Recognition,” the Company recognizes revenue when (i) persuasive evidence of a customer or distributor arrangement exists, (ii) a retailer, distributor or wholesaler receives the goods and acceptance occurs, (iii) the price is fixed or determinable, and (iv) collectability of the revenue is reasonably assured. Subject to these criteria, the Company recognizes revenue from email transactions, upon the receipt of the email by the customer for PayMyTime®; the action based subscription fee for BillingMeter®, when the user takes the action subscribed to; and the transaction fee for PayWithMail®, upon the withdrawal of the funds, which consummate the transaction fee.

Income Taxes

The Company follows FASB ASC 740 when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Tax years from 2014 through 2015 remain subject to examination by major tax jurisdictions.

Basic and Diluted Net Income per Share of Ordinary Shares

The Company follows FASB ASC 260, “Earnings Per Share,” when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share. Because the Company reported a net loss for each of the years presented and because the Company has no ordinary share equivalents, the amounts reported for basic and diluted loss per share were the same.

Recently Adopted Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in this Update provide guidance about management’s responsibility to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued and to provide related footnote disclosures. Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. This standard was adopted as of December 31, 2016 and did not have any material effect on the financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes. The amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company does not anticipate the adoption of this standard to have a material effect on the financial statements.

NOTE 2 – MANAGEMENT PLANS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and experienced negative cash flow from operations since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-10

Since inception, the Company has focused on developing and implementing its business plan. The Company believes that its existing cash resources will not be sufficient to sustain operations during the next twelve months. The Company currently needs to generate revenue in order to sustain its operations. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would likely be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations.

NOTE 3 – INCOME TAXES

The Company follows FASB ASC 740-10-10 whereby an entity recognizes deferred tax assets and liabilities for future tax consequences or events that have been previously recognized in the Company’s financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

The Company has operations in both Switzerland and Great Britain. At December 31, 2016, the Company has trading losses in Switzerland, which is similar to net operating losses in the United States, of approximately $91,000, as well as trading losses in Great Britain, which is similar to net operating losses in the United States, of approximately $366,000. The losses in Switzerland can be carried forward for seven years and the losses in Great Britain can be carried forward indefinitely, to offset future taxable income. Deferred tax assets would arise from the recognition of anticipated utilization of these net operating losses to offset future taxable income.

The income tax (benefit) provision consists of the following:

	December 31,
	2016	2015
Current	$(87,000)	$(1,000)
Change in valuation allowance	87,000	1,000

	$-	$-

The following is a reconciliation of the tax derived by applying the average of the Switzerland rate (18%) and the Great Britain rate (20%) of 19% for the year ended December 31, 2016 and the Switzerland rate for the year ended December 31, 2015 to the earnings before income taxes and comparing that to the recorded tax provisions:

	December 31, 2016		December 31, 2015
	Amount	%	Amount	%
Switzerland and Great Britain income tax benefit at statutory rate	$(87,000)	(19)	$(1,000)	(18)
Change in valuation allowance	87,000	19	1,000	18

Net	$-	-	$-	-

F-11

The primary components of the Company’s December 31, 2016 and 2015 deferred tax assets, liabilities and related valuation allowances are as follows:

	December 31,
	2016	2015

Deferred tax asset for trading losses carryforward	$(88,000)	$(1,000)
Valuation allowance	88,000	1,000

Net	$-	$-

Management determined that realization of the deferred tax assets is not assured and recorded a valuation allowance for the entire amount of such benefits.

As of December 31, 2016 and 2015, the Company had no unrecognized tax benefits, and accordingly, the Company did not recognize interest or penalties during 2016 and 2015 related to unrecognized tax benefits. There has been no change in unrecognized tax benefits during the years ended December 31, 2016 and 2015, and there was no accrual for uncertain tax positions as of December 31, 2016 and 2015. Tax years from 2014 through 2016 remain subject to examination by major tax jurisdictions.

NOTE 4 – SHAREHOLDERS’ EQUITY

In January 2015, the Company settled an ordinary share subscription and raised $20,470.

On December 28, 2015, the Company sold 504,000 shares of the Company’s ordinary shares and raised $20,264.

On June 23, 2016, the Company sold 1,512,000 shares of the Company’s ordinary shares and raised $67,678.

On June 29, 2016, PMT issued 2,520,000 ordinary shares to acquire all of the ordinary shares of SA.

On June 29, 2016, the Company sold 150,000 shares of the Company’s ordinary shares and raised $66,539.

On June 29, 2016, the Company converted accounts payable in the amount of $249,934 into 330,000 of the Company’s ordinary shares.

NOTE 5 – OPERATING LEASES

As of December 31, 2016, the Company was not obligated under any non-cancelable operating lease arrangements.

NOTE 6 – RELATED PARTY TRANSACTIONS

On June 29, 2016, the Company purchased patents for $49,754, from a company owned by the husband of a major shareholder and a director of PMT.

During the year ended December 31, 2016, the Company incurred $58,140 for services provided by four directors. As of December 31, 2016, the Company was obligated to pay four directors a total amount of $43,025, which has been included in accrued expenses. Included in this amount is $25,833, which is due to the husband of a major shareholder.

F-12

F-13

PAY MY TIME LIMITED

Condensed Consolidated Balance Sheets

March 31, 2017 and 2016

	March 31,	December 31,
	2017	2016
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,087	$12,406
Prepaid expenses	585	531

TOTAL CURRENT ASSETS	1,672	12,937

SOFTWARE, net of accumulated amortization of $0	32,188	27,453

OTHER ASSETS
Patents, net of accumulated amortization of $3,636 and $2,477	84,414	83,176

TOTAL ASSETS	$118,274	$123,566

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$206,981	$156,087
Loans payable - shareholder	6,344	-

TOTAL CURRENT LIABILITIES	213,325	156,087

SHAREHOLDERS’ DEFICIT

Ordinary shares, $0.425 par value; unlimited shares authorized; 3,000,000 shares issued and outstanding at March 31, 2017 and December 31, 2016	1,275,000	1,275,000

Additional paid in capital	(850,115)	(850,115)

Accumulated deficit	(525,533)	(463,572)

Cumulative other comprehensive income	5,597	6,166

SHAREHOLDERS’ DEFICIT	(95,051)	(32,521)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$118,274	$123,566

See the accompanying notes to the condensed consolidated financial statements.

F-14

PAY MY TIME LIMITED

Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	March 31, 2017	March 31, 2016

SALES	$-	$-

OPERATING EXPENSES
General and administrative	59,118	922
Sales and marketing	2,843	-
Research and development	-	11,745
Total operating expenses	61,961	12,667

NET LOSS	$(61,961)	$(12,667)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.02)	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE
COMMON SHARES OUTSTANDING	3,000,000	1,008,000

See the accompanying notes to the condensed consolidated financial statements.

F-15

PAY MY TIME LIMITED

Condensed Consolidated Statements of Comprehensive Loss

	For the Three Months Ended
	March 31, 2017	March 31, 2016

NET LOSS	$(61,961)	$(12,667)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign Currency Translation Adjustments, net of tax	(569)	741
TOTAL OTHER COMPREHENSIVE INCOME (LOSS), net of tax	(569)	741

COMPREHENSIVE LOSS	$(62,530)	$(11,926)

See the accompanying notes to the condensed consolidated financial statements.

F-16

PAY MY TIME LIMITED

Condensed Consolidated Statement of Changes in Shareholders’ Deficit

For the Three Months Ended March 31, 2017

	Ordinary				Cumulative
	Shares		Additional		Other
	Number of		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income (Loss)	Total
Balance December 31, 2016 (Audited)	3,000,000	$1,275,000	$(850,115)	$(463,572)	$6,166	$(32,521)

Net Loss	-	-	-	(61,961)	-	(61,961)

Cumulative translation adjustment	-	-	-	-	(569)	(569)

Balance March 31, 2017 (Unaudited)	3,000,000	$1,275,000	$(850,115)	$(525,533)	$5,597	$(95,051)

See the accompanying notes to the condensed consolidated financial statements.

F-17

PAY MY TIME LIMITED

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended
	March 31, 2017	March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(61,961)	$(12,667)
Adjustments to reconcile net loss to cash used in operating activities
Amortization	1,093	174
Increase in assets
Prepaid expenses	(42)	(511)
Increase (decrease) in liabilities
Accounts payable and accrued expenses	47,862	(511)

Net cash used in operating activities	(13,048)	(13,515)

CASH FLOWS FROM INVESTING ACTIVITIES
Software development costs	(4,093)	-
Purchase of patents	(527)	(1,710)

Net cash used in investing activities	(4,620)	(1,710)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable shareholder	6,305	-

Net cash provided by financing activities	6,305	-

EFFECT OF EXCHANGE RATE ON CASH	44	462

NET DECREASE IN CASH AND CASH EQUIVALENTS	(11,319)	(14,763)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	12,406	23,797

CASH AND CASH EQUIVALENTS - END OF PERIOD	$1,087	$9,034

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during year for:
Interest	$-	$-

Income taxes	$-	$-

See the accompanying notes to the condensed consolidated financial statements.

F-18

PAY MY TIME LIMITED

Notes to the Condensed Consolidated Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

PMTP SA (“SA”), a Swiss company formed on December 19, 2014, issued 504,000 ordinary shares for 20,000 Swiss Francs. SA issued another 504,000 ordinary shares for 20,000 Swiss Francs on December 28, 2015, and another 1,512,000 ordinary shares for 65,000 Swiss Francs on June 23, 2016.

On June 29, 2016, PAY MY TIME LIMITED (“PMT”) consummated an Agreement and Plan of Share Exchange (“Exchange”) with SA, whereby PMT acquired all of the issued and outstanding ordinary shares of SA, 2,520,000 ordinary shares in exchange for 2,520,000 ordinary shares. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by PMT for the net monetary assets of SA, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, PMT, are those of the legal acquiree SA, which is considered to be the accounting acquirer. Historical ordinary shares and additional paid in capital have been retroactively adjusted using the exchange ratio of approximately 25.2 ordinary shares of PMT for each one ordinary share of SA.

PMT and SA together are referred to herein as the “Company.” SA was originally registered as a private limited company in Switzerland on December 19, 2014. It was organized to develop and market systems which run in conjunction with emails to monetize the ordinary exchange of e-mails. In this regard, the Company seeks to reshape the current email market by delivering a new suite of services providing added value to the user while supporting profitable email utilization, processing and management. The Company’s suite of services include:

●	PayMyTime®—a system under which the user receives only emails of relevance, and gets paid received email based on the user’s time evaluation and relationship with the sender; the service enables the user to bill its contacts for the messages they wish to send to the user; the user defines the database and chooses whom to bill, when to bill and how much to bill.

●	NoMailSpam®—a system which enables the user to cut the receipt of spam received by the user by 100%; all received emails are filtered by the Company’s engine which only permits emails which have been screened by the user’s established parameters.

●	BillingMeter®—a system which tracks time spent on emails and other documents and delivers certified bills to email senders based on user-established algorithms, and

●	PayWithMail®—a system which enables the user to send and receive payments via email by simply attaching the payment to an email and sending the email.

The Company’s principal office is located in London, England and it also maintains an office in Lugano, Switzerland.

Basis of Presentation

The accompanying condensed consolidated financial statements of PMT and its wholly owned subsidiary SA have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All intercompany transactions have been eliminated in consolidation.

F-19

Comprehensive Income (Loss)

The Company follows Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 220, “Comprehensive Income,” in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. The Company has one item of other comprehensive income (loss), consisting of a foreign translation adjustment.

Foreign Currency Transactions and Translation

The functional currency of the operations of SA is the Swiss Franc. The functional currency of the operations of PMT is the British Pound. During the three months ended March 31, 2017 and as of December 31, 2016, the functional currency of the operations of the Company was the Swiss Franc. Gains and losses, if any, resulting from transactions in currencies other than the functional currency of the Company are recorded in the statement of operations for the reporting periods as part of general and administrative expense. Included in general and administrative expense were foreign currency transaction losses of $205 and $0 for the three months ended March 31, 2017 and 2016.

The reporting currency of the Company is the United States (U.S.) dollar. The financial statements in functional currencies are translated to U.S. dollars using the closing rate of exchange for assets and liabilities and average rate of exchange for the statement of operations. The capital accounts are translated at historical rate. Translation gains and losses are recorded in the accumulated other comprehensive income loss as a component of shareholders’ equity.

Basic and Diluted Net Income per Share of Ordinary Shares

The Company follows FASB ASC 260, “Earnings Per Share,” when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share. Because the Company reported a net loss for each of the three months presented and because the Company has no ordinary share equivalents, the amounts reported for basic and diluted loss per share were the same.

Research and Development Costs

In accordance with FASB ASC 730, research and development costs are expensed when incurred. Research and development costs for the three months ended March 31, 2017 and 2016 were $0 and $11,745.

Software development costs that were incurred during the three months ended March 31, 2017 and 2016, have been expensed as incurred and recorded in research and development costs in the statement of operations.

Recently Adopted Accounting Pronouncements

As of March 31, 2017 and for the period then ended, there were no recently adopted accounting pronouncements that had a material effect on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of March 31, 2017, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements through 2017.

Subsequent Events

The Company has evaluated events through the May 15, 2017. There were no subsequent events that need disclosure.

NOTE 2 – MANAGEMENT PLANS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and experienced negative cash flow from operations since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-20

Since inception, the Company has focused on developing and implementing its business plan. The Company believes that its existing cash resources will not be sufficient to sustain operations during the next twelve months. The Company currently needs to generate revenue in order to sustain its operations. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would likely be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations.

NOTE 3 – INCOME TAXES

Income tax expense was $0 for the three months ended March 31, 2017 and 2016.

As of January 1, 2017, the Company had no unrecognized tax benefits, and accordingly, the Company did not recognize interest or penalties during 2017 related to unrecognized tax benefits. There has been no change in unrecognized tax benefits during the three months ended March 31, 2017, and there was no accrual for uncertain tax positions as of March 31, 2017. Tax years from 2013 through 2016 remain subject to examination by major tax jurisdictions.

There is no income tax benefit for the losses for the three months ended March 31, 2017 and 2016, since management has determined that the realization of the net tax deferred asset is not assured and has created a valuation allowance for the entire amount of such benefits.

NOTE 4 – OPERATING LEASES

As of March 31, 2017, the Company was not obligated under any non-cancelable operating lease arrangements.

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ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

The Company’s management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedure include, without limitations, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

In accordance with Exchange Act Rules 13a-15 and 15d-15, an evaluation was completed by the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of the end of the period covered by this Prospectus . Based on that evaluation, as of March 31, 2017 the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective in providing reasonable assurance that the information required to be disclosed in the Company’s reports filed or submitted under the Exchange Act was recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the company’s principal executive and principal financial officers and effected by the company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:

●	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company;

●	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

●	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

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As of March 31, 2017 , management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control— Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments. Based on that evaluation, they concluded that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; and (3) ineffective controls over period end financial disclosure and reporting processes. The aforementioned material weaknesses were identified by our management in connection with the review of our financial statements for the period ended December 31, 2016.

Management believes that the material weaknesses set forth in items (2) and (3) above did not have an effect on our financial results. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

Management’s Remediation Initiatives

Given the financial resources available to the Company, the Company is not in a position to institute any realistic remediation of the identified material weaknesses and other deficiencies and enhance our internal controls. As such time as the Company commences operations and has the financial resources to address and eliminate the identified weaknesses, we intend to create take action to do so. Unfortunately, until the Company has such financial resources, the identified weaknesses will continue to exist.

Changes in Internal Control over Financial Reporting. During the period from inception December 2014 through March 31, 2017 , there were no changes in the Company’s internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Limitations on the Effectiveness of Controls. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within a company have been detected.

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[Back Page of Prospectus]

PROSPECTUS

500,000

ORDINARY SHARES

PAY MY TIME LTD

Dealer Prospectus Delivery Obligation

Until [DATE], all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 10. Indemnification of Directors and Officers

Pursuant to our Company registration and other corporate documents, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of England and Wales.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 11. Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$1,738
Accounting fees and expenses	$50,000
Legal fees and expenses	$50,000
Printing expenses	$5,000
Miscellaneous	$10,000

TOTAL	$116,738

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 12. Recent Sales of Unregistered Securities

Since inception, the Company has sold 3,000,000 shares of Ordinary Stock which were not registered under the Securities Act of 1933. All of these shares were sold outside of the United States pursuant to an exemption from registration in Regulation S promulgated under the Securities Act of 1933. The following table shows the date and amount of securities sold during the past three years.

Date	Security	Shares	Amount

January 2015	Ordinary Shares	504,000	$20,470
December 28, 2015	Ordinary Shares	504,000	$20,264
June 23, 2016	Ordinary Shares	1,512,000	$67,678
June 29, 2016	Ordinary Shares	150,000	$66,539
June 29, 2016	Ordinary Shares	330,000	$249,934

Total		3,000,000	$424,885

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Item 13. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBITS

Exhibit No.	Description

3(i)	Company Registration of PAY MY TIME LTD*

5.1	Legal Opinion of Legal Robert Diener, Esq.

10.1	Letter of Agreement between PMTP SA and Arobs Transilvania Software, SA dated September 19, 2016

21	Subsidiaries

23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)

23.2	Consent of Independent Auditors

*Previously filed with Form S-1 filed with the Securities and Exchange Commission on March 3, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, U.K. on the 5th day of April, 2017.

Pay My Time Ltd

(Registrant)

By:	/s/ Thomas Brooks
Thomas Brooks
Chief Executive Officer, Chairman of the Board and Director

Date: June 9, 2017

By:	/s/ Michele Collini
Michele Collini
Chief Financial Officer, Director
(Principal Financial and Accounting Officer)

Date: June 9, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacity and on the date indicated.

By:	/s/ Thomas Brooks
Thomas Brooks
Chief Executive Officer, Chairman of the Board and Director

Date: June 9, 2017

By:	/s/ Michele Collini
Michele Collini
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

Date: June 9, 2017

By:	/s/ Alon Goldreich
Alon Goldreich
Chief Operating Officer and Director

Date: June 9, 2017

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EXHIBIT LIST

Exhibit No.	Description

3(i)	Company Registration of PAY MY TIME LTD

5.1	Legal Opinion of Legal Robert Diener, Esq.

10.1	Letter of Agreement between PMTP SA and Arobs Transilvania Software, SA dated September 19, 2016

21	Subsidiaries

23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)

23.2	Consent of Independent Auditors

*Previously filed with Form S-1 filed with the Securities and Exchange Commission on March 3, 2017

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